EXHIBIT 19

                  Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  August 1994
Distribution Date:  September 15, 1994
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
                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     35,528,066.98
 Realized Losses                                                    175,241.89
                                                           -------------------
 Monthly Principal Distributable Amount                          35,703,308.87

Interest Deposits in Collection Account
 Available Interest Amount                                 $      9,143,478.99

Servicing Fee
 Class A Servicing Fee                                     $        740,603.57
 Class B Servicing Fee                                               82,289.29
                                                           -------------------
 Total Servicing Fee                                       $        822,892.86
 Reimbursable Advances                                              156,939.02
 Available Interest Amount Available
  for Certificateholders                                          8,163,647.11

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      4,859,593.84
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        7,592,191.81
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                          16,714,536.96
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      2,732,597.97

 Interest Distribution to Class A                          $      4,859,593.84

 Class A Principal Distributable Amount                    $     33,204,077.25
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      33,041,102.29
                                                           -------------------
 Class A Principal Draw Amount                             $        162,974.96
  Less:  Available Subordination Amount                          16,714,536.96
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     33,204,077.25

Class B
 Class B Interest Distributable Amount                     $      3,304,053.27
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,304,053.27
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,304,053.27

 Class B Principal Distributable Amount                    $      2,499,231.62
  Plus:  Class B Principal Carryover Shortfall                      134,181.47
  Less:  Class B Available Principal Amount                       2,486,964.69
  Plus:  Class B Principal Draws                                    162,974.96
                                                           -------------------
 Class B Principal Shortfall Amount                        $        309,423.36

 Principal Distributions to Class B                        $      2,323,989.73

Principal Balances
 Class A Beginning Principal Balance                       $    918,348,442.15
 Less:  Reductions to Class A Principal
  Balance                                                        33,204,077.25
                                                           -------------------
 Class A Ending Principal Balance                          $    885,144,364.90

 Class B Beginning Principal Balance                       $     69,123,001.02
 Less:  Reductions to Class B Principal
  Balance                                                         2,499,231.62
                                                           -------------------
 Class B Ending Principal Balance                          $     66,623,769.40

 Beginning Pool Principal Balance                          $    987,471,443.17    85,256
 Less:  Reductions in Pool Principal Balance                     35,703,308.87
                                                           -------------------
 Ending Pool Principal Balance                             $    951,768,134.30    83,622

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.8713018

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     10,923,519.00
 Plus:  Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     10,923,519.00

Advances
 Advances at Beginning of the Month                        $      7,161,439.34
 Plus:  Net Change in Advances                                       80,368.94
                                                           -------------------
 Advances at End of the Month                              $      7,241,808.28    18,820

Payaheads
 Payaheads at Beginning of the Month                       $      5,183,783.67
 Plus:  Net Change in Payaheads                                     420,057.44
                                                           -------------------
 Payaheads at End of the Month                             $      5,603,841.11    16,093
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